Exhibit 5.1

June 10, 2014

DaVita HealthCare Partners Inc.

2000 16th Street

Denver, CO 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to (i) the Registration Statement on Form S-3 (the “Registration Statement”) being filed by DaVita HealthCare Partners Inc., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed in Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an indeterminate principal amount of the Company’s debt securities and the related guarantees of such debt securities by the Guarantors, and (ii) the form of Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), filed as an exhibit to the Registration Statement and which provides for the issuance by the Company of a single series of debt securities (the “Notes”) and the issuance by the Guarantors of guarantees of the Notes (the “Guarantees” and together with the Notes, the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the form of Indenture and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture and the issuance of the Notes by the Company and the resolutions adopted by the board of directors or similar governing body of each Guarantor relating to the Registration Statement, the Indenture and the issuance by such Guarantor of the Guarantee. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Guarantors and other corporate documents and instruments, and have examined such questions of law, as we have considered

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

June 10, 2014

relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantors.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that the Notes will be validly issued and binding obligations of the Company and the Guarantees by the Guarantors will be valid and binding obligations of the Guarantors when:

(a) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

(b) a prospectus supplement with respect to the Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(c) the Indenture, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee;

(d) all necessary corporate action shall have been taken by the Company to authorize the terms, execution, delivery, performance, issuance and sale of the Notes as contemplated by the Registration Statement, the prospectus supplement relating to the Securities and the Indenture;

(e) all necessary corporate, limited liability company or partnership action shall have been taken by each Guarantor to authorize the terms, execution, delivery, performance and issuance of such Guarantor’s Guarantee as contemplated by the Registration Statement, the prospectus supplement relating to the Securities and the Indenture;

(f) the certificate evidencing the Notes shall be in substantially the form filed as an exhibit to the Registration Statement and shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and bylaws, resolutions of the board of directors of the Company or a duly authorized committee thereof and the Indenture, and shall have been duly delivered to the purchasers of the Securities against payment of the agreed consideration therefor; and

June 10, 2014

(g) the certificate evidencing the Guarantee shall be in substantially the form filed as an exhibit to the Registration Statement and shall have been duly executed and delivered by each Guarantor and issued, all in accordance with the organizational documents of each Guarantor, resolutions adopted by the board of directors or similar governing body of each Guarantor and the Indenture, and shall have been duly delivered to the purchasers of the Securities against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Notes and the Guarantees:

(1) the Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating to the Securities;

(2) the certificate of incorporation and bylaws of the Company, and the organizational documents of each Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect;

(3) the terms of the Notes shall have been established by the authorized officers of the Company, all in accordance with, and within any parameters or limitations established by, the Company’s certificate of incorporation and bylaws, resolutions of the board of directors of the Company, the Indenture and applicable law, and the terms of the Guarantees shall have been established by the authorized officers of each Guarantor, all in accordance with, and within any parameters or limitations established by, such Guarantor’s organizational documents and authorizing resolutions, the Indenture and applicable law;

(4) the execution, delivery and performance by the Company of the Notes and the Indenture, and the execution, delivery and performance by each Guarantor of the Guarantees and the Indenture, will not (A) contravene or violate the Company’s certificate of incorporation or bylaws or such Guarantor’s organizational documents or any law, rule or regulation applicable to the Company or such Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon the Company or such Guarantor or any order, judgment or decree of any court or governmental authority applicable to the Company or such Guarantor, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(5) the authorization by the Company or the Guarantors of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company or the Guarantors as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents; and

June 10, 2014

(6) the Indenture will be duly authorized, executed and delivered by the Company, the Guarantors and the Trustee in substantially the form filed as an exhibit to the Registration Statement and will not have been modified or amended.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This letter is limited to the laws of the States of California, Illinois, New York and Texas and the following statutes: Delaware General Corporation Law; Delaware Limited Liability Company Act; Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Sidley Austin LLP

Schedule I

Name of Entity	Jurisdiction of Formation	IRS EIN
ABQ Health Partners, LLC	Delaware	20-4043287
Alamosa Dialysis, LLC	Delaware	26-3340007
Arizona Integrated Physicians, Inc.	Delaware	86-0788567
Carroll County Dialysis Facility, Inc.	Maryland	52-1693649
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia	62-1238381
Continental Dialysis Center, Inc.	Virginia	22-2470712
DaVita—West, LLC	Delaware	01-0561202
DaVita HealthCare Partners Plan, Inc.	Delaware	46-2385459
DaVita of New York, Inc.	New York	26-1650326
DaVita Rx, LLC	Delaware	20-3998217
Dialysis Holdings, Inc.	Delaware	94-3096645
Dialysis Specialists of Dallas, Inc.	Texas	75-2533856
DNH Medical Management, Inc. (dba the Camden Group)	California	95-3263067
DNP Management Company, LLC	Delaware	26-0775419
Downriver Centers, Inc.	Michigan	38-3500376
DVA Healthcare of Maryland, Inc.	Maryland	62-1605235
DVA Healthcare of Massachusetts, Inc.	Massachusetts	62-1529463
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania	91-1867238
DVA Healthcare Procurement Services, Inc.	California	33-0731597
DVA Healthcare Renal Care, Inc.	Nevada	95-2977916
DVA Laboratory Services, Inc.	Florida	65-0127483
DVA of New York, Inc.	New York	91-1806157
DVA Renal Healthcare, Inc.	Tennessee	62-1323090
East End Dialysis Center, Inc.	Virginia	54-1318452
Elberton Dialysis Facility, Inc.	Georgia	58-1721014
Flamingo Park Kidney Center, Inc.	Florida	65-0431823
Fort Dialysis, LLC	Delaware	27-2942409
Freehold Artificial Kidney Center, L.L.C.	New Jersey	22-3328300
Greenspoint Dialysis, LLC	Delaware	26-1649191
HealthCare Partners Arizona, LLC	Arizona	46-1904106
HealthCare Partners ASC-LB, LLC	California	95-4628842
HealthCare Partners Holdings, LLC	California	56-2592163
HealthCare Partners Nevada, LLC	Nevada	27-0398693
HealthCare Partners South Florida, LLC	Florida	43-3462809
HealthCare Partners, LLC	California	95-4509662
Hills Dialysis, LLC	Delaware	27-1859945
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware	76-0509917
JSA Care Partners, LLC	Florida	45-3007684
JSA Healthcare Corporation	Delaware	87-0408859

JSA Healthcare Nevada, L.L.C.	Nevada	74-3177329
JSA Holdings, Inc.	Delaware	20-0160881
JSA P5 Nevada, L.L.C.	Nevada	20-5017016
Kidney Care Services, LLC	Delaware	11-3685202
Knickerbocker Dialysis, Inc.	New York	40-0002285
Las Vegas Solari Hospice Care, LLC	Delaware	45-3133069
Liberty RC, Inc.	New York	91-1889832
Lincoln Park Dialysis Services, Inc.	Illinois	36-3191860
Maple Grove Dialysis, LLC	Delaware	26-1757887
Mason-Dixon Dialysis Facilities, Inc.	Maryland	52-1766772
Medical Group Holding Co., LLC	New Mexico	20-8571405
Nephrology Medical Associates of Georgia, LLC	Georgia	91-2160693
Neptune Artificial Kidney Center, L.L.C.	New Jersey	22-3328303
North Atlanta Dialysis Center, LLC	Delaware	20-0336249
North Colorado Springs Dialysis, LLC	Delaware	26-2099530
Northridge Medical Services Group, Inc.	California	36-4597421
Palo Dialysis, LLC	Delaware	26-4578737
Patient Pathways, LLC	Delaware	27-0670041
Physicians Choice Dialysis Of Alabama, LLC	Delaware	90-0072092
Physicians Choice Dialysis, LLC	Delaware	90-0072080
Physicians Dialysis Acquisitions, Inc.	Delaware	04-3546654
Physicians Dialysis Ventures, Inc.	Delaware	04-3546656
Physicians Dialysis, Inc.	Delaware	04-3535478
Physicians Management, LLC	Delaware	90-0072097
Renal Life Link, Inc.	Delaware	20-1649898
Renal Treatment Centers, Inc.	Delaware	23-2518331
Renal Treatment Centers—California, Inc.	Delaware	23-2741218
Renal Treatment Centers—Hawaii, Inc.	Delaware	23-2830661
Renal Treatment Centers—Illinois, Inc.	Delaware	23-2798598
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware	23-2536597
Renal Treatment Centers—Northeast, Inc.	Delaware	23-2709856
Renal Treatment Centers—Southeast, LP	Delaware	23-2791135
Renal Treatment Centers—West, Inc.	Delaware	23-2763722
RMS Lifeline, Inc.	Delaware	36-4258607
Rocky Mountain Dialysis Services, LLC	Delaware	32-0000322
Shining Star Dialysis, Inc.	New Jersey	91-2134787
Sierra Rose Dialysis Center, LLC	Delaware	02-0614476
Southwest Atlanta Dialysis Centers, LLC	Delaware	20-0336205
The DaVita Collection, Inc.	California	20-5766131
THP Services, Inc.	California	20-8542534
Total Acute Kidney Care, Inc.	Florida	65-0086334
Total Renal Care Texas Limited Partnership	Delaware	74-2794200
Total Renal Care, Inc.	California	95-3372911
Total Renal Laboratories, Inc.	Florida	59-3205549

Total Renal Research, Inc.	Delaware	94-3269918
TRC—Indiana, LLC	Indiana	91-1971775
TRC of New York, Inc.	New York	91-1849180
TRC West, Inc.	Delaware	88-0364717
Tree City Dialysis, LLC	Delaware	26-0460873
VillageHealth DM, LLC	Delaware	20-0174548